Exhibit 10.8.1


            1992 STOCK COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS
                                      OF
                           UNION CARBIDE CORPORATION



          Section 1: Purpose. The Purpose of the 1992 Stock Compensation Plan for Non-Employee Directors of Union Carbide Corporation (hereinafter referred to as the "Plan") is to enable the Corporation to pay part of the compensation of its non-employee Directors in shares of the Corporation's common stock.

          Section 2: Effective Date. This Plan shall be effective upon the approval of the Plan by the stockholders of the Corporation.

          Section 3: Administration. This Plan shall be administered by the Nominating Committee of the Board of Directors (hereinafter referred to as the "Committee"). The Committee may interpret the Plan, establish administrative regulations to further the purpose of the Plan and take any other action necessary to the proper operation of the Plan. All decisions and acts of the Committee shall be final and binding upon all Participants.

          Section 4: Participation. Each non-employee who is a Director of the Corporation on the Effective Date of the Plan or who thereafter becomes a Director of the Corporation shall be a Participant in the Plan (hereinafter referred to as the "Participant").

          Section 5: Grant of Shares. On the Effective Date the Corporation will grant to each Participant shares of the Corporation's Common Stock (hereinafter referred to as the "Shares") in an amount equal to 200 times the number of full or partial calendar years that such Participant is eligible to serve as a Director between the Effective Date and December 31, 1996.

          On the date any other non-employee is elected a Director and becomes a Participant, the Corporation will grant to such Participant, Shares in an amount equal to 200 times the number of full or partial calendar years that such Participant is eligible to serve as a Director between said date of election and December 31, 1996.

          The grants of Shares, and the Shares granted, under this Plan are subject to the following:

                  5.1: The Shares granted to each Participant shall be compensation for services performed as a Director in each of the five consecutive calendar years beginning with 1992, such compensation to be at the rate of 200 Shares per calendar year.
Subject to Subsections 5.4, 5.4.1 and 5.5, 200 of the total Shares granted to each Participant shall become non-forfeitable on January 1, 1993 and thereafter on each January 1 of the next four consecutive calendar years. For purposes of this Subsection 5.1, the period between the date a Participant becomes a Director and the following December 31 shall be deemed to be a calendar year, regardless of the date on which such Participant becomes a Director.

                  5.2: Each Participant shall have full rights to vote, and to receive dividends and special distributions on, the total number of the non-forfeitable Shares granted to such Participant.

                  5.3: Except as otherwise provided in Subsections 5.4, 5.4.1 and 5.5, none of the Shares granted to a Participant may be sold or transferred by the Participant until five years after the date on which such Shares become non-forfeitable. Until the termination of the restrictions on the transferability of the Shares, stock certificates representing the Shares granted to each Participant shall be held by the Corporation.

                  5.4: If a Participant ceases to be a Director on account of retirement from the Board under the Board's retirement policy for Directors or on account of death or disability, the Shares granted to such Participant which have not theretofore become non-forfeitable shall immediately become non-forfeitable, the restriction on transferability shall terminate and a stock certificate for the total number of Shares granted to such Participant shall be delivered to the Participant, or in the event of the Participant's death, to the Participant's Beneficiary.

                        5.4.1: In the event of a Change in Control of the Corporation, the Shares granted to each Participant which have not theretofore become non-forfeitable shall immediately become non-forfeitable, the restriction on transferability shall terminate and a stock certificate for the total number of Shares granted to such Participant shall be delivered to the Participant. For purposes of this Subsection 5.4.1, a Change in Control of the Corporation shall be deemed to occur if:

                               (a)  a Change in Control of the Corporation
would be required to be reported in response to item
1(a) of the current Report of Form 8-K, as in effect on the date hereof, pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended
(the "Exchange Act"), whether or not the Corporation is then subject to such reporting requirement;

                               (b)  there shall be consummated (A) any
consolidation or merger of the Corporation in which the Corporation is not the continuing or surviving corporation or pursuant to which shares of the Corporation's common stock would be converted into cash, securities or other property, other than a merger of the Corporation in which the holders of the Corporation's common stock immediately prior to the merger have the same proportion and ownership of common stock of the surviving corporation immediately after the merger, or (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Corporation, provided, that the divestiture of less than substantially all of the assets of the Corporation in one transaction or a series of related transactions, whether effected by sale, lease, exchange, spin-off, sale of the stock or merger of a subsidiary or otherwise, shall not constitute a Change in Control;

                               (c)  any "person" or "group" within the meaning
of Sections 13(d) and 14(d)(2) of the Exchange Act (A) becomes the "beneficial owner" as defined in Rule 13d-
3 under the Exchange Act of more than 20% of the then outstanding voting securities of the Corporation, otherwise than through a transaction or transactions arranged by, or consummated with the prior approval of, the Board of Directors of the Corporation; or (B) acquires by proxy or otherwise the right to vote for the election of directors, for any merger or consolidation of the Corporation or for any other matter or question more than 20% of the then outstanding voting securities of the Corporation; or

                               (d)  during any period of twenty-four
consecutive months (not including any period prior to the adoption of this Agreement), Present Directors and/or New Directors cease for any reason to constitute a majority of the Board of Directors of the Corporation. For purposes of this Subsection 5.4.1,
"Present Directors" shall mean individuals who at the beginning of such consecutive twenty-four month period were members of the Board and "New Directors" shall mean any director whose election by the Board of Directors of the Corporation or whose nomination for election by the Corporation's stockholders was approved by a vote of at least two-thirds of the Directors then still in office who were Present
Directors or New Directors.

                        Notwithstanding the foregoing, a Change in Control shall not be deemed to occur pursuant to Subparagraph
5.4.1(c), above, solely because twenty percent (20%) or more of the combined voting power of the Corporation's then outstanding securities is acquired by one or more employee benefits plans maintained by the Corporation. However, a transaction or transactions described in Subparagraphs
5.4.1(a), 5.4.1(b), or 5.4.1(c), arranged by, or consummated with the prior approval of, a majority of the Present
Directors and New Directors, shall not be deemed a Change in Control.

                  5.5: If a Participant ceases to be a Director due to any other reason, the number of Shares of such Participant which theretofore had become non-forfeitable shall be increased by adding thereto one-twelfth of the number of Shares which would have become non-forfeitable on the next January 1 for each complete month that such Participant was a Director in the calendar year in which such Participant ceased to be a Director, the restriction on the transferability of the total of the non-forfeitable Shares of such Participant shall terminate and a stock certificate for the total of the non-forfeitable Shares of such Participant shall be delivered to such Participant. The remaining
Shares that had been granted to such Participant shall be forfeited and shall revert to the Corporation.

                  5.6: On each date that an amount of the Shares granted to a Participant becomes non-forfeitable, a Share Payment shall be made to such Participant (or the Participant's beneficiary in the event of death) in cash in an amount equal to such Participant's federal, foreign or commonwealth income tax liability with respect to the non-forfeitable portion of the Shares and the amount of the Share Payment, based on the maximum applicable federal, foreign or commonwealth ordinary income tax rates for individuals in effect on the date such portion of the Shares granted to such Participant becomes non-forfeitable.

            Section 6: Beneficiary. A Participant may file with the Committee a written designation of a beneficiary, on such form as may be prescribed by the Committee, to receive any Shares or Share Payments that become deliverable to the Participant pursuant to the Plan as a result of the Participant's death. A Participant may, from time to time, amend or revoke a designation of beneficiary. If no designated beneficiary survives the Participant, the executor or administrator of the Participant's estate shall be deemed to be the Participant's beneficiary.

            Section 7: Amendment, Suspensions or Termination. The Board of Directors may amend, suspend or terminate the Plan, but no such amendment, suspension or termination shall (i) increase the number of Shares that may be granted to any Participant under this Plan, (ii) increase the rate at which the Shares become non-forfeitable or (iii) alter or impair the rights of a Participant to receive the Shares granted under the Plan; provided, however, that the Plan may not be amended more than once every six months other than to comply with changes in the Internal Revenue Code of 1986, as amended, or any rules or regulations promulgated thereunder.

            Section 8: Miscellaneous.

                  8.1: Nothing in the Plan shall be deemed to create any obligation on the part of the Board to nominate any Director for re-election by the Corporation's stockholders.

                  8.2: Shares granted under the Plan may be newly-issued shares or treasury shares which theretofore have been issued and reacquired by the Corporation.

                  8.3: Shares granted pursuant to the Plan and payments made under Section 5 of the Plan shall be in addition to any annual retainer, attendance fees or other compensation payable to a Participant.

                  8.4: In the event of any change in capital, shares of capital stock, or any special distribution to the stockholders, the Board of Directors shall make equitable adjustments in the number of Shares that have been, or thereafter may be, granted to Participants.

                  8.5: The Plan shall be interpreted in accordance with, and the enforcement of the Plan shall be governed by, the laws of the State of New York.